UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K __________________ CURRENT REPORT Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 7, 2025 __________________
Magnolia Oil & Gas Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, TX 77046

(713) 842-9050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________
Not Applicable

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2025, the board of directors (the “Board”) of Magnolia Oil & Gas Corporation (the “Company”) appointed R. Lewis Ropp as a director, effective immediately (the “Appointment Date”), to fill the vacancy on the Board. The Board has determined that Mr. Ropp qualifies as “independent” under the Company’s Corporate Governance Guidelines and the independence standards of the New York Stock Exchange. Mr. Ropp will serve as an independent director until the Company’s 2025 annual meeting of stockholders.  He was also appointed to the Board’s Audit Committee.

In connection with his appointment, the Company has entered or will enter into its standard form of indemnity agreement with Mr. Ropp, which is incorporated by reference to Exhibit 10.1 hereto and incorporated by reference into this Item 5.02. Mr. Ropp will be paid cash compensation in the same manner as the Company’s other non-employee directors, prorated to reflect his partial year of service during the Board term that commenced May 7, 2024 (the “2024/2025 Board Term”). Upon his appointment to the Board, Mr. Ropp will receive an initial equity award in the form of restricted stock units under the Company’s Long Term Incentive Plan, with the value of such award at the time of grant equal to approximately $165,000, prorated to reflect his partial year of service during the 2024/2025 Board Term. The initial equity award will vest in full on the earlier to occur of (i) the day preceding the next annual meeting of stockholders of the Company at which directors are elected, or (ii) the first anniversary of the Appointment Date, subject to the terms of the Company’s standard award agreement, which is incorporated by reference to Exhibit 10.2 hereto and incorporated by reference into this Item 5.02. Additional information concerning the current compensation of the Company’s non-employee directors is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 21, 2024.

There are no arrangements or understandings between Mr. Ropp and any other person pursuant to which he was selected as a director. Mr. Ropp is not related to any officer or director of the Company. There are no transactions or relationships between Mr. Ropp and any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01Regulation FD Disclosure.

On January 7, 2025, the Company issued a press release announcing the appointment of Mr. Ropp. A copy of the press release is included as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Indemnity Agreement (incorporated herein by reference to Exhibit 10.22 filed with the Annual Report on Form 10-K for the annual period ended December 31, 2023 (File No. 001-38083)).

10.2

Form of 2023 Non-Employee Director Restricted Stock Unit Grant Notice and attached Form of Restricted Stock Unit Agreement under the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 filed with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (File No. 001-38083)).

99.1	Press release dated January 7, 2025, of Magnolia Oil & Gas Corporation.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timothy
Magnolia Oil & Gas Corporation

	By:	/s/ Timothy D. Yang
Name: Timothy D. Yang Title: Executive Vice President, General Counsel, Corporate Secretary & Land

Dated: January 7, 2025